EXHIBIT 32.0

SECTION 1350 CERTIFICATIONS

Each of the undersigned Chief Executive Officer and Chief Financial Officer of Prudential Bancorp, Inc. (the "Registrant") hereby certifies that the Registrant's Form 10-Q for the quarter ended March 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 16, 2022	/s/ Dennis Pollack
	Name:	Dennis Pollack
	Title:	President and Chief Executive Officer

Date: May 16, 2022	/s/ Jack E. Rothkopf
	Name:	Jack E. Rothkopf
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Prudential Bancorp, Inc. and will be retained by and furnished to the Securities and Exchange Commission or its staff upon request.